Exhibit 107

Calculation of Filing Fee Tables

Form F-10

(Form Type)

TELUS Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

In US Dollars

	Security Type	Security Class Title	Fee Calculation Rule or Instruction	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price			Fee Rate	Amount of Registration Fee
Fees to Be Paid	Debt	Debt Securities		(1)(2)	(1)(2)		—		—		—
	Equity	Preferred Shares		(1)(2)	(1)(2)		—		—		—
	Equity	Common Shares		(1)(2)	(1)(2)		—		—		—
	Other	Warrants to Purchase Equity Securities		(1)(2)	(1)(2)		—		—		—
	Other	Warrants to Purchase Debt Securities		(1)(2)	(1)(2)		—		—		—
	Other	Share Purchase Contracts		(1)(2)	(1)(2)		—		—		—
	Other	Share Purchase or Equity Units		(1)(2)	(1)(2)		—		—		—
	Other	Subscription Receipts		(1)(2)	(1)(2)		—		—		—
	Unallocated (Universal) Shelf	—	457(o)	(1)(2)	(1)(2)	US$	2,723,099,665	(3)(4)	US$92.70 per US$1,000,000	US$	252,431
Fees Previously Paid	—	—	—	—	—		—		—		—
	Total Offering Amounts					US$	2,723,099,665			US$	252,431
	Total Fees Previously Paid										N/A
	Total Fee Offsets									US$	169,001
	Net Fee Due (5)									US$	83,430

(1) There are being registered under the Registration Statement to which this exhibit pertains (this “Registration Statement”) such indeterminate number of Preferred Shares, Common Shares, Warrants to Purchase Equity Securities, Warrants to Purchase Debt Securities, Share Purchase Contracts, Share Purchase or Equity Units and Subscription Receipts of TELUS Corporation (the “Registrant”) and such indeterminate amount of Debt Securities of the Registrant as shall have an aggregate initial offering price not to exceed US$2,723,099,665 (or its equivalent in any other currency used to denominate the securities). Any securities registered under this Registration Statement may be sold separately or as units with other securities registered under this Registration Statement. The proposed maximum initial offering price per security will be determined, from time to time, by the Registrant in connection with the sale of the securities under this Registration Statement.

(2) Includes securities that are to be offered outside the United States but may be resold from time to time in the United States in transactions subject to registration under the Securities Act of 1933, as amended.

(3) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.

(4) Reflects the U.S. dollar equivalent of any such securities denominated in Canadian dollars based on the Bank of Canada daily exchange rate of US$1.00 = Cdn$1.2853 on August 3, 2022.

(5) The Registrant previously paid US$322,553 in registration fees (Registrant transferred funds of US$183,856 and used offsets for the remainder of the fee) with respect to the Registration Statement on Form F-10 (File No. 333-238061) filed on May 7, 2020, as amended by Amendment No. 1 to the Registration Statement on Form F-10 (File No. 333-238061) filed on May 13, 2020 (together, the “2020 Registration Statement”), pertaining to the registration of US$2,485,000,000 of securities of the Registrant, of which US$198,407 remained unutilized and was used to offset the total filing fee required of US$315,714 (Registrant transferred funds of US$117,307 and used the available offset for the remainder of the fee) with respect to the Registration Statement on Form F-10 (File No. 333-256124) filed on May 14, 2021, as amended by Amendment No. 1 to the Registration Statement on Form F-10 (File No. 333-256124) filed on May 26, 2021 (together, the “2021 Registration Statement”), pertaining to the registration of US$2,723,099,665 of securities of the Registrant, of which US$169,001 remains unutilized and therefore, available for future registration fees pursuant to Rule 457(p) under the Securities Act. As the total filing fee required for this Registration Statement is US$83,430, taking into consideration the available offset of US$169,001 from the 2021 Registration Statement, the Registrant has accordingly transmitted US$83,430 otherwise due for this Registration Statement. See footnote (5) to Table 2 below for details regarding relevant contemporaneous fee payments.

Table 2: Fee Offset Claims and Sources

In US Dollars

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed			Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed			Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	TELUS Corporation	F-10	333-256124	May 14, 2021		US$	169,001	(1)(2)	(3)	(3)	Unallocated – universal shelf (4)	US$	1,823,099,665
Fee Offset Sources	TELUS Corporation.	F-10 (4)	333-256124		May 14, 2021									US$	117,307	(1)(2)(5)
	TELUS Corporation	F-10 (4)	333-238061		May 7, 2020									US$	183,856	(1)(5)

(1) The Registrant previously paid US$322,553 in registration fees (Registrant transferred funds of US$183,856 and used offsets for the remainder of the fee) with respect to the 2020 Registration Statement pertaining to the registration of US$2,485,000,000 of securities of the Registrant, of which US$198,407 remained unutilized and was used to offset the total filing fee required the 2021 Registration Statement.

(2) The Registrant previously paid US$315,714 in registration fees (Registrant transferred funds of US$117,307 and used offsets for the remainder of the fee) with respect to the 2021 Registration Statement, which prospectus included therein related to the 2020 Registration Statement, pursuant to Rule 429 under the Securities Act, pertaining to the registration of US$2,723,099,665 of securities of the Registrant, of which $169,001 remains unutilized and therefore, available for future registration fees pursuant to Rule 457(p) under the Securities Act. As the total filing fee required for this registration statement is US$252,431, taking into consideration the available offset of US$169,001 from the 2021 Registration Statement, the Registrant has accordingly transmitted US$83,430 for this Registration Statement.

(3) An indeterminate amount of securities to be offered at indeterminate offering prices not to exceed US$2,723,099,665 was registered pursuant to this registration statement.

(4) The Registrant has terminated or completed any offerings that included the unsold securities under the 2021 Registration Statement and the 2020 Registration Statement.

(5) The contemporaneous fee payment made with the 2020 Registration Statement was US$183,856, and the contemporaneous fee payment made with the 2020 Registration Statement was US$117,307. As the contemporaneous fee payment made with the 2021 Registration Statement is less than the offset being claimed, the remainder of the claimed offset for this Registration Statement can be traced to the 2020 Registration Statement.